Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-122697
PROSPECTUS
500,000 Shares of Common Stock
SEGUSO HOLDINGS, INC.
     We are offering 500,000 shares of common stock at a price of $0.10 per share on a self underwritten all-or-none basis. The minimum purchase required by any one investor is five thousand (5,000) shares and the number of shares purchased must be in multiples of one hundred (100).
     If all of the Shares cannot be sold, none of the shares will be sold. The offering will expire on January 24, 2008 (90 days from the date of this prospectus, unless we extend it for up to an additional 90 days). If $50,000 in proceeds are not received by such date, all funds will be returned to the persons who subscribed to the offering, with interest, if any. All of the shares being offered, as well as the subscription funds received, are required to be promptly deposited in an escrow account at Hudson Valley Bank, as escrow agent. Upon the receipt of subscriptions for all shares offered hereby, the offering shall be closed and all shares issued and proceeds received pursuant to this offering shall be remain deposited in the escrow account. Proceeds of the offering shall only be returned to Investors in accordance with Rule 419 and as otherwise described in this prospectus.
     Prior to this offering there has been no public market for the shares. We are what is commonly called a “blank check” company with no operating business. Our goal is to locate an operating business to combine with our company.
     These securities involve a high degree of risk and immediate substantial dilution and should be purchased only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 5.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
     The date of the Prospectus is October 26, 2007

PROSPECTUS SUMMARY
The Company
     Seguso Holdings, Inc. (the “Company”) is a “blank check” company formed as a New York corporation on October 21, 2004. We have no operating business. We are conducting a blank check offering subject to the Securities Act of 1933 and under the Securities and Exchange Commission’s Rule 419. Since our inception, our activities have been limited to our organization and the preparation of a registration statement and prospectus for our initial public offering. We were formed as a vehicle to effect a business combination with a company that we believe has significant growth potential. We have no plans, arrangements or understandings with any prospective business combination candidates and have not targeted any business for investigation and evaluation. We cannot assure you that we will find a suitable business with which to combine.
     As described in more detail later in this prospectus, the potential business combination target must have a minimum fair value equal to at least 80% of the offering proceeds. We will need a sufficient number of investors to confirm their investments prior to consummating any business combination. Before you confirm your investment, we must file and deliver to you an amendment to this prospectus outlining the proposed combination and business. Unless we complete a business combination within 18 months of the effective date of the Registration Statement, not less than 90% of the proceeds will be returned to those who subscribed to this offering in accordance with Rule 419(b)(2)(vi).
     Our offices are located at 3405 54th Drive West, Suite G102, Bradenton, Florida 34210. Our telephone number is 941-753-7303.
The Offering

Share offering price	$0.10

Securities offered Common stock	500,000	shares

Shares of common stock outstanding as of the date of this prospectus	2,000,000

Shares of common stock outstanding after the offering	2,500,000
Limited State Registration
     The shares will be registered only in the State of New York and may only be traded in New York. Purchasers of such securities in this offering and in any secondary trading market which may develop for shares must be residents of New York unless an exemption from state registration requirements is available.
Restrictions on Affiliates in Offering
     No officer, director or stockholder (pre-offering) intends to purchase shares in the offering, however, in the event any of these affiliates does purchase shares, in any amount up to and including all of the securities in the offering, it will be for investment purposes only and not with a view toward redistributing those shares. Because this offering is being registered only in the state of New York, our chief executive officer, who is a resident of the State of Florida, will not be permitted to purchase shares in this offering unless we subsequently register this offering in Florida or there is an exemption from registration of this offering in Florida.
Summary Financial Information
     The following summary financial information is derived from the more detailed financial statements and the notes to those statements appearing at the back of this prospectus. You should read those financial statements and notes for a further explanation of the financial data summarized below.

	As of
	August 31, 2007	As of	As of
	(Unaudited)	December 31, 2006	December 31, 2005
Balance Sheet Data:
Total Assets	$1,045	$1,665	$1,872
Accrued Expenses	73,711	19,937	13,195
Due to Stockholder	12,600	6,100	100
Total Liabilities	86,311	26,037	13,295
Deficit Accumulated During
Development Stage	(87,266)	(26,372)	(13,423)
Total Stockholders’
Equity (Deficit)	(85,266)	(24,372)	(11,423)

					Cumulative
					Period from
					October 21,
	Eight	Eight			2004
	Months	Months			(Inception)
	Ended	Ended	Year	Year	through
	August 31,	August 31,	Ended	Ended	August 31,
	2007	2006	December	December	2007
	(Unaudited)	(Unaudited)	31, 2006	31, 2005	(Unaudited)
Statement of Operations Data:
Revenues	$—	$—	$—	$—	$—
Operating expenses	60,894	3,406	12,949	4,192	87,266
Net Loss	(60,894)	(3,406)	(12,949)	(4,192)	(87,266)
Net Loss Per Share Basic and Diluted	(0.030)	(0.002)	(0.006)	(0.002)	(0.044)
Weighted Average Number of Common Shares Outstanding – Basic and Diluted	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000

RISK FACTORS
     These securities are highly speculative and subject to numerous and substantial risks. You should not purchase these securities unless you can afford to lose your entire investment. We have listed what we believe to be all the material risks to an investment in our securities. You should carefully consider all the material risks relating to our business and the purchase of these securities, including, but not limited to, those risk factors discussed below.
This is a “blank check” offering which provides little advance information.
     You will be investing in the Company without an opportunity to evaluate the specific merits and risks of the business combination opportunities reviewed by our management. Accordingly, you must rely entirely upon our management to select a target business. However, we will not proceed with a business combination unless a sufficient number of investors reconfirm their investments.
You may not have access to your funds for up to 18 months from the initial effective date of the Registration Statement.
     If the offering is fully subscribed, but we are unable to locate a suitable business combination candidate, you will have to wait up to 18 months from the initial date of the effective date of the Registration Statement, at which point not less than 90% of your pro-rata portion of the escrowed funds would be returned, as the Company reserves the right to utilize an amount up to 10% of the offering proceeds in accordance with Rule 419(b)(2)(vi). You may be offered an earlier opportunity to receive not less than 90% of your pro-rata portion of the escrowed funds in the event you choose not to reconfirm your investment in connection with a reconfirmation offering conducted upon execution of an agreement to combine with a business that represents at least 80% of the offering proceeds. This offering is being made on an “all or none basis.” If the offering is not fully subscribed within 90 days from date of this prospectus (or up to 180 days if we extend the offering), 100% of the funds paid for in connection with your subscription will be promptly returned, without interest.
We may never complete a business combination, and you may never be issued your securities, if a sufficient number of investors do not reconfirm their investments.
     A business combination with a target business cannot be completed unless a sufficient number of investors elect to reconfirm their investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investments, the business combination will not be completed. In such event, none of the securities held in escrow will be issued, and a minimum of 90% of the pro-rata portion of the escrowed funds will be returned to investors, with interest, if any.
Qualified financial statements question our ability to continue in business.
     Our accountants issued a qualified report on our financial statements as of and for the period ended December 31, 2006. The report states that the Company has devoted its efforts to raising capital, has not commenced operations, has experienced net losses and has a capital deficits at all reported periods. This raises substantial doubt about the Company’s ability to continue as a going concern. See “Report of Independent Registered Public Accounting Firm” and “Note 1 of Notes to Financial Statements.”

We depend on part-time management, and they may not have sufficient opportunities to identify a target business.
     Our success will largely be dependent upon whether our management can identify a suitable target business. Our management is expected to manage our affairs on only a part-time or as-needed basis, and they may miss business opportunities they may have otherwise identified had they been devoting all of their time to our affairs. We have not entered into an employment agreement with any member of our management, and none of them is required to commit a specific amount or percentage of his time to our affairs.
Mr. Seguso has no experience in valuing or evaluating prospective acquisition candidates.
     Mr. Seguso is a private investor who has no formal training or professional experience in valuing businesses or in evaluating prospective acquisition candidates.
The public offering price was arbitrarily determined and does not reflect our value.
     The public offering price of the shares was arbitrarily determined. The price does not bear any relationship to our book value, assets, prospective earnings or any other recognized criteria of value.
We have not paid and do not intend to pay dividends.
     We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to our combination with a target business. The payment of dividends after any such business combination, if any, will be entirely within the discretion of our board of directors. Accordingly, you will have to look to appreciation in the value of your securities to obtain a return on your investment.
Preferred stock as an anti-takeover device.
     The Company is authorized to issue 5 million shares of preferred stock, $.0001 par value. The preferred stock may be issued in series from time to time with such designation, voting and other rights, preferences and limitations as the board of directors of the Company may determine by resolution. During 2006, the Company’s board of directors authorized the issuance of up to 5 million shares of preferred stock par value of $.0001 per share with retroactive effect for the 2004 fiscal year. Unless the nature of a particular transaction and applicable statutes require such approval, the board of directors has the authority to issue these shares without shareholder approval. The issuance of preferred stock may have the effect of delaying or preventing a change in control of the Company without any further action by shareholders.
There are extensive restrictions on the transfer of the securities in this offering.
     The securities you purchase will be placed in escrow until the earlier of 18 months from the effective date of the Registration Statement or we complete the acquisition of a business. During that time, the securities may not be transferred except to an investor’s heirs on his death.
We will not permit you to sell our securities outside of New York after their release from escrow.
     Even after releasing the securities from the escrow account, we intend to limit resale transactions in the securities sold in this offering to those within the state of New York. We intend to place a legend on the share certificates to the effect that resale transactions in such securities may only be made in New York and in such other states, if any, where the securities are qualified.

We may become subject to regulation under the Investment Company Act.
     We believe our anticipated principal activity, which is to effect a combination with another business, will not subject us to regulation under the Investment Company Act. The Investment Company Act, which was enacted to regulate pooled investments in securities, may extend to companies which do not intend to be typical investment companies. So long as we meet the requirements of Rule 419, we will not be required to register as an investment company nor be regulated as an investment company. However, if the SEC determines that we are an investment company, we will become subject to regulations which require a compliance expense incompatible with our strategy.
We may not be able to use all of the proceeds of this offering in our combination with a target business.
     Prior to consummating any combination with a target business we must provide each purchaser of common shares in this offering with a supplemental prospectus containing information on proposed transaction and ask them to confirm their purchase. Purchasers who do not confirm their investment will have their investment returned. This could result in less than all the proceeds being available for our use in the combination and may prevent such a transaction from being completed.
Unless we complete a business combination, management will not receive reimbursement for any offering expenses they incur if such expenses exceed the amount that may be released to us under Rule 419(b)(2)(vi) to fund our offering and operating expense requirements. Therefore, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.
     Management will not receive reimbursement for any offering and operating expenses incurred by them to the extent that such expenses exceed the amount that may be released to us under Rule 419(b)(2)(vi) to fund our offering and operating expense requirements, unless the business combination is consummated. Management may, as part of any such combination, negotiate the repayment of some or all of any such expenses which, at the time of filing, are anticipated to be approximately $90,000, which amount includes a total of $86,600 owed to Mr. Seguso under various advances he has agreed to make to the Company as of the filing date of this registration statement (see section titled “Use of Proceeds”). If the target business’ owners do not agree to the repayment of the $86,600 amount owed under the various advances, plus any additional expenses that accrue subsequent to the filing of this registration statement but prior to such potential business combination, this could cause management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interests of management could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.
There is currently no trading market for our common stock.
     Outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. These restrictions will limit the ability of our stockholders to liquidate their investment.

Our business will have no revenues unless and until we merge with or acquire an operating business.
     We are a development stage company and have had no revenues from operations. We may not realize any revenues unless and until we successfully merge with or acquire an operating business.
There is competition for those private companies suitable for a merger transaction of the type contemplated by management.
     The Company is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.
We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.
     To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.
If Other Investors Do Not Reconfirm Their Investment Under Rule 419, You Will Not Realize Any Benefit From This Transaction.
     If a sufficient number of investors do not reconfirm their investments, the business combination will not be closed and you will not be issued your securities. Your funds, intended for investment, will, however, be returned, with interest, if any, even though you may otherwise wish to invest, and you will not have realized any benefit from this transaction.
If a Business Combination Transaction Does Not Occur On a Timely Basis, You Will Not Realize Any Benefit From This Transaction.
     We may never consummate a business combination. If a business combination is not identified, contracted and consummated within 18 months of the date of this Prospectus, the Company will not be able to sustain operations until it finds another investment, and more importantly to you, your funds, intended for investment, will, however, be returned, with interest, if any, even though you may otherwise wish to invest, and you will not have realized any benefit from this transaction.

We may not have sufficient funds to find a business combination in which case we will be unable to close a merger or acquisition.
     As of August 31, 2007, we had assets of $1,045 and we had total liabilities of $86,311. Upon the sale of all the shares in this offering, we will receive gross proceeds of up to $50,000, assuming the sale of all the shares offered hereby. All proceeds from the offering must be deposited in the Rule 419 escrow account. Under Rule 419 10% of the offering proceeds or $5,000 may be retained by the Company to pay expenses of the offering and operations. Given the high amount of total liabilities and minimal amount of funds we will have access to while pursuing an acquisition candidate, we may be unable to complete an acquisition or merger due to a lack of sufficient funds. Therefore, we may require additional financing in the future in order to close a business combination. Such financing may consist of the issuance of debt or equity securities. We cannot give any assurances that such funds will be available, if needed, or whether they will be available on terms acceptable to us. At the present time, we do not have such financing plans.
Meyers associates may be unable to provide suitable candidates for acquisitions or integrations with the company, and costs and expenses resulting from such services, which cannot readily be ascertained at this time, could severely disrupt our operations and ongoing business.
     We cannot assure you that Meyers Associates will be able to identify suitable acquisition or investment candidates. Even if Meyers Associates does identify suitable candidates, we cannot assure you that we will be able to make acquisitions or investments on commercially acceptable terms. If we acquire a business selected by Meyers Associates, we could have difficulty in assimilating that company’s personnel, operations, products, services or technologies into our operations. In the event such transaction is not completed, the Company would remain liable for costs and expenses payable under the consulting agreement with Meyers Associates, which costs and expenses are not readily ascertainable at this time, and will not be ascertainable until around the time an acquisition candidate is introduced or business combination commences. Such costs and expenses could cause and/or contribute to any disruptions in our ongoing operations, distractions to our management and increases in our overall expenses, all of which will adversely affect our results of operations. Since we cannot reasonably estimate Meyers Associates costs and expenses, and there is no cap on the amount of finders fees we may pay, there is the risk that these costs and expenses may be higher than would reasonably be expected for such services, in which case the adverse affect on our operations would be exacerbated.
This registration statement contains forward-looking statements and information.
     These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this prospectus, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

DETERMINATION OF OFFERING PRICE
     The public offering price was arbitrarily determined. The price does not bear any relationship to our book value, assets, prospective earnings or any other recognized criteria of value.
DILUTION AND OTHER COMPARATIVE PER SHARE DATA
General
     The following tables summarize as of the date of this prospectus:
•	the number of shares of common stock purchased from us;

•	the number of shares purchased as a percentage of our total outstanding shares;

•	the aggregate consideration for such shares;

•	the aggregate consideration as a percentage of total consideration; and

•	the average consideration per share for such shares by the present and public stockholders.

	Shares of				Average
	common stock	% of total	Aggregate	% of total	consideration
	purchased	shares	consideration	consideration	per share
Public investors	500,000	20.0%	$50,000	96.2%	$0.10
Present stockholders	2,000,000	80.0%	2,000	3.8%	$0.001

Total	2,500,000	100.0%	$52,000	100.0%

     “Dilution” is the difference between the public offering price of the common stock and the net tangible book value per share immediately after the offering. “Net tangible book value” is the amount that results from subtracting our total liabilities and intangible assets from our total assets. As of August 31, 2007, we had a net tangible book value deficiency for our common stock of ($85,266), or approximately $(.043) per share.
     After the sale of the shares, and deducting estimated expenses of $90,000, which amount includes $86,311 of total liabilities that have accrued as of August 31, 2007, the pro forma net tangible book value deficiency of our outstanding common stock at August 31, 2007, would be ($38,955), or approximately $(.016) per share. This represents an immediate increase in the net tangible book value of $.027 to existing stockholders and an immediate dilution of approximately $.116 per share to public investors.
     The following table illustrates the dilution described above:

Public offering price per share	$.10

Net tangible book value (deficiency) per share before offering	$(.043)

Increase per share attributable to amount invested by the public	.027

Net tangible book value (deficiency) per share after offering	$(.016)

Dilution to public investors	$.116

CHANGES IN ACCOUNTANTS
     On October 27, 2006, the Company engaged Lazar Levine & Felix LLP, an independent registered firm of Certified Public Accountants, as our principal independent accountant, replacing Eisner LLP whose engagement was not renewed and who was dismissed on October 26, 2006.
     The audit report of Eisner LLP (not presented herein) on the Company’s balance sheet as of November 30, 2004 and the related statements of operations, stockholders’ equity (capital deficit), and cash flows for the period from October 21, 2004 (date of inception) through November 30, 2004 (not presented herein), except for an explanatory paragraph as to the Company’s ability to continue as a going concern, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
     Company’s change in independent public accountant was approved by the full Board of Directors of the Company on October 26, 2006.
     During the fiscal year ended December 31, 2004 and through October 26, 2006, there were no disagreements between the Company and Eisner LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Eisner LLP, would have caused Eisner LLP to make reference to the subject matter of the disagreement(s) in connection with its reports.
     During the Company’s fiscal year ended December 31, 2006 and through the date of this Form SB-2, the Company did not consult with Lazar Levine & Felix LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B, except with respect to the audit opinions it has provided for the fiscal years ended December 31, 2006 and 2005, and the cumulative period from October 21, 2004 (date of inception) through December 31, 2006.
     The Company provided a copy of the foregoing disclosures to Eisner LLP and requested that Eisner LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 23. A copy of that letter furnished in response to that request is filed as Exhibit 16.1 to this Registration Statement on Form SB-2.
USE OF PROCEEDS
     We will receive $50,000 of gross proceeds from the sale of the shares when all 500,000 shares are sold prior to 18 months from the effective date of the Registration Statement. The proceeds of this offering will be held in an escrow account maintained by an escrow agent and will be used only if we complete a combination with a business having a fair value of at least 80% of the gross proceeds. Although there is no cap on offering expenses, we expect to incur offering expenses of up to approximately $90,000, consisting of legal, accounting, printing, “blue sky” and state filing fees. Robert

Seguso agreed in writing to loan us $6,100 (the “First Advance”) on a non-interest basis, pursuant to a letter agreement filed as Exhibit 10.2 to the Company’s Registration Statement on Form SB-2 filed on February 9, 2007, and has also agreed in writing to loan us $6,500 (the “Second Advance”), on a non-interest bearing basis, and repayable 18 months after the effective date of the Registration Statement or upon completion of a business combination, pursuant to a letter agreement filed as Exhibit 10.4 to the Company’s Registration Statement on Form SB-2 filed on July 27, 2007. Robert Seguso agreed in writing on September 1, 2007 to loan us $74,000, on a non-interest bearing basis, and repayable 18 months after the effective date of the Registration Statement or upon completion of business combination, pursuant to a letter agreement filed as Exhibit 10.5 to the Company’s Registration Statement on Form SB-2 filed on October 4, 2007 (The “Third Advance”). The First Advance, Second Advance, and Third Advance shall collectively be referred to as the “Advances.” Mr. Seguso has verbally promised to loan additional amounts over the Advances to cover future offering expenses and operating expenses, as needed (the “Additional Funds”). As amounts exceeding the Advances have become due in connection with the offering or operations of the Company, Mr. Seguso shall enter into one or more letter agreement(s) for such Additional Funds on a non-interest bearing basis and repayable 18 months after the effective date of the Registration Statement or upon completion of a business combination. The indebtedness to Robert Seguso under the First Advance, the Second Advance, the Third Advance and any Additional Funds shall cover the (i) offering expenses (as disclosed and as such become due), and (ii) the ongoing operating expenses for the Company which shall involve the evaluation of, and negotiation with, potential business candidates, together with Meyers Associates, for the period ending 18 months after the effective date of the Registration Statement or until we complete a business combination (such operating expenses are expected to be relatively nominal until a potential acquisition candidate is selected and pursued, as the Company’s operating capacity shall be limited to exploring and researching acquisition candidates with the assistance of Meyers Associates). Such offering expenses shall consist primarily of fees payable for legal and accounting services associated with the offering as more fully described in the “Plan of Operation” section below. The Company has either spent or earmarked for spending the entire amount under the First Advance, Second Advance and Third Advance and will require Additional Funds from Mr. Seguso. At this time there are no sources of funds, other than Mr. Seguso, from which offering and operating expenses shall be paid.
     In terms of the amount of offering proceeds anticipated to be used, upon the release of escrowed funds under Rule 419 in connection with a business combination, 80% or greater of the gross proceeds of the offering shall go towards the completion of a business combination (i.e., the purchase price and expenses of a business combination), 20% or less shall go towards the repayment of the Advances and any Additional Funds advanced by Mr. Seguso to the Company for the payment of offering and operating expenses, which 20% amount includes up to 10% of the proceeds of the offering that the Company, in its discretion, may retain in accordance with Rule 419(b)(2)(vi). The Company may also seek additional financing through loans or other financing arrangements if management determines that a business combination requires additional funds, however no such financing plans presently exist and there can be no assurances that such additional financing will be available. The purchase price of the target company and expenses in a business combination (such as legal, accounting, travel, meetings, etc.) cannot reasonably be estimated, as there are no current acquisition candidates at this time. Any such expenses shall be disclosed in the post-effective amendment required under Rule 419, once acquisition candidate(s) can readily be ascertained. As the amount due to Mr. Seguso exceeds the amount payable to him out of the proceeds of this offering in connection with the Advances and any Additional Funds, the target business will be requested to pay such excess amount as a condition of the business combination. The Company retains the discretion to utilize up to ten (10%) percent of the offering proceeds in accordance with Rule 419(b)(2)(vi). If a business combination is not completed, we will notify the escrow agent to distribute an amount of not less than 90% of the escrowed funds, in connection with a liquidation of the Company, to the holders of shares sold in this offering on a pro-rata basis.
     Unless additional financing is obtained, we will not have sufficient proceeds remaining after an initial business combination to undertake additional business combinations.

     Any investment of proceeds held in escrow will be made, until released, in FDIC insured bank deposits, securities of any registered open-end investment company that holds itself out as a money market fund meeting the applicable conditions of the Investment Company Act, or short-term United States government securities. However, the escrow agent will attempt not to invest such proceeds in a manner inconsistent with Rule 419.
     Other than an amount of up to 10% of the offering proceeds which under Rule 419(b)(2)(vi), shall remain subject to the discretion of the Company, the remaining 90% or greater of the escrow account allocable to you will not be available for our discretionary use until you elect to remain an investor at the time of our combination with a target business. If a business combination is not consummated within 18 months of the effective date of the Registration Statement, a minimum of 90% of the escrowed funds will be returned to investors on a pro-rata basis.
PLAN OF OPERATION
     We are currently in the development stage and in the process of raising capital and exploring acquisition candidates. All our activities since inception have been related to our formation, proposed financing and the search for acceptable acquisition targets. Management is actively exploring acquisition candidates through it network of lawyers, accountants and investment banking relationships. The Company has engaged Meyers Associates L.P. (“Meyers Associates”), a principal shareholder and NASD member firm, on a non-exclusive basis under a consulting agreement to pursue potential acquisition candidates. This consulting agreement dated May 20, 2005, had a non-renewable term of one (1) year and was extended to May 20, 2009 pursuant to the consulting agreement filed as Exhibit 10.3 to the Company’s Registration Statement on Form SB-2 filed on May 15, 2007 (the “Consulting Agreement”). Under the Consulting Agreement, as amended, the Company has engaged Meyers Associates to:
•	perform consulting services related to identifying potential acquisition candidates and other financial service matters, and Meyers Associates has accepted such retention on a non-exclusive basis. In this regard, Meyers Associates shall furnish to the Company advice and recommendations with respect to such aspects of the business and affairs of the Company as the Company shall, from time to time, reasonably request upon reasonable notice. The services, which Meyers Associates will perform, shall include, without limitation, assisting the Company in evaluating and negotiating particular contracts or transactions, if requested to do so by the company, upon reasonable notice.

•	The Compensation of Meyers Associates will be based on a success fee. In addition to its compensation under the Consulting Agreement, the Company will reimburse Meyers Associates for any and all reasonable expenses incurred by Meyers Associates in the performance of its duties hereunder, and Meyers Associates shall account for such expenses to the Company provided, however, that any expense in excess of $500 shall require the prior written approval of the Company which will not be unreasonably withheld. Such reimbursement shall accumulate and be paid monthly.

•	In addition, Meyers Associates shall hold itself ready to assist the Company in evaluating and negotiating particular contracts or transactions, if requested to do so by the Company, upon reasonable notice, and will undertake such evaluations and negotiations upon prior written agreement as to additional compensation to be paid by the Company to Meyers Associates with respect to such evaluations and negotiations.

•	Meyers Associates may act as a finder or financial consultant in various business transactions in which the Company may be involved, such as mergers, acquisitions or joint ventures. The

Company and Meyers Associates will agree to compensation on deal by deal basis prior to each such transaction.
     As of August 31, 2007, we had not incurred any material costs or expenses other than those associated with formation of the Company, legal costs relating to work performed on the Company’s Registration Statement of approximately $35,000, accounting fees of approximately $43,400, financial printing costs of approximately $1,500, and cash on hand of $1,045. We anticipate that our operating expenses shall consist mainly of fees paid to Meyers Associates under the Consulting Agreement. We have not entered into any discussions or negotiations with potential acquisition candidates to date. The Company intends on meeting its capital requirements through the Advances and any Additional Funds provided by Mr. Seguso, as referenced in the “Use of Proceeds” section, above, and does not anticipate seeking additional funding from other sources within the next twelve months.
     Mr. Seguso has agreed to loan certain funds in the aggregate amount of $6,100 under the First Advance, $6,500 under the Second Advance, and $74,000 under the Third Advance shall provide Additional Funds in the future, in order to cover offering and operating expenses, for the period of 18 months after the effective date of the Registration Statement or until we complete an acquisition. As the amount due to Mr. Seguso exceeds the proceeds of this offering, the excess will be returned to Mr. Seguso as a condition of a business acquisition. In the event Mr. Seguso, who is the Company’s sole officer and director, does not provide adequate funding to the Company, our operations will cease.
     We will receive $50,000 of gross proceeds from the sale of the shares when all 500,000 shares are sold. We will use the net proceeds of this offering, together with the income and interest earned thereon, if any, to partially repay our indebtedness under the Advances any Additional Funds to Robert Seguso and to pay expenses in connection with effecting a business combination, which as mentioned in the “Use of Proceeds” section, we cannot reasonably estimate because we do not have any current acquisition candidates at this time. The balance of our indebtedness from offering expenses shall be paid as a condition of a business combination, as described in the “Use of Proceeds” section. We do not have discretionary access to any income on the monies in the escrow account and stockholders will not receive any distribution of the income or have any ability to direct the use or distribution of any such income. Thus, any such income will cause the amount in escrow to increase.
     No cash or non-cash compensation, whatsoever, will be paid to any officer or director in their capacities as such until after the consummation of a business combination. Since the role of present management after a business combination is uncertain, we cannot determine what remuneration, if any, will be paid to present management after a business combination.
     If we do not complete a business combination within 18 months from the effective date of the Registration Statement, the escrow agent will return not less than 90% of the escrowed funds to the investors on a pro-rata basis, with interest, if any, in accordance with Rule 419(b)(2)(vi).
     We have no off-balance sheet financing arrangements.
PROPOSED BUSINESS
Introduction to the Company
     We are a “blank check” company formed to effect a business combination with a target business which we believe has significant growth potential. To date, our efforts have been limited to organizational activities, including our formation as a New York corporation on October 21, 2004, and this offering. The implementation of our business objectives is wholly contingent upon the successful sale of the shares we are offering. We intend to utilize the proceeds of this offering, any sales of additional equity securities or debt securities, bank and other borrowings or a combination of those sources to effect a business combination with a target business which we believe has significant growth potential. While we may, under certain circumstances, seek to effect business combinations with more than one target business, unless additional financing is obtained, we will not have sufficient proceeds remaining after an initial business combination to undertake additional business combinations.
“Blank Check” Offering
     Background. Although substantially all of the net proceeds of this offering are intended to be utilized to complete a business combination, the proceeds are not otherwise being designated for a particular purpose.
     A common reason for a target company to enter into a merger with a blank check company is the desire to establish a public trading market for its shares. Such a company would hope to avoid the perceived adverse consequences of undertaking a public offering itself, such as the time delays and significant expenses incurred to comply with the various Federal and state securities laws that regulate initial public offerings.
     Unspecified Industry and Target Business. We will seek to acquire a target business without limiting ourselves to a particular industry. Most likely, the target business will be primarily located in the United States, although we may acquire a target business primarily located outside the United States.
     We will not acquire a target business unless the fair value of such business, as determined by our management, is at least 80% of the maximum proceeds of this offering. If we determine the financial statements of a proposed target business do not clearly indicate that the fair value test has been satisfied, we will obtain an opinion from an independent investment banking firm (which is a member of the NASD) with respect to the satisfaction of such criteria.
     In connection with stockholder approval of a business combination, we intend to provide stockholders with disclosure documentation in accordance with the SEC’s proxy rules, including audited financial statements, concerning a target business. Accordingly, any target business which is selected would need to have audited financial statements or be audited in connection with the transaction. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of revenue or income), we will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that we effect a business combination with an entity in an industry characterized by a high level of risk, we will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although our management will evaluate the risks inherent in a particular industry or target business, you cannot assume that we will properly ascertain or assess all risks.
     Probable Lack of Business Diversification. As a result of our limited resources, unless additional financing is obtained, we expect to have sufficient proceeds to effect only a single business combination. Accordingly, the prospects for our success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several business combinations or entities operating in multiple industries or multiple segments of a single industry, we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. A target business may be dependent upon the development or market acceptance of a single or limited number of products, processes or services, in which case there will be an even higher risk that the target business will not prove to be commercially viable. We have no present intention of either loaning any of the proceeds of this offering to any target business or of purchasing or acquiring a minority interest in any target business.
     Limited Ability to Evaluate Management of a Target Business. We expect our present management to play no managerial role in the Company following a business combination. Although we intend to scrutinize closely the management of a prospective target business in connection with our evaluation of a business combination with a target business, our assessment of management may be incorrect.
     In evaluating a prospective target business, we will consider several factors, including the following:
•	experience and skill of management and availability of additional personnel of the target business;

•	costs associated with effecting the business combination;

•	equity interest retained by our stockholders in the merged entity;

•	growth potential of the target business;

•	capital requirements of the target business;

•	capital available to the target business;

•	competitive position of the target business;

•	stage of development of the target business;

•	degree of current or potential market acceptance of the target business, products or services;

•	proprietary features and degree of intellectual property or other protection of the target business;

•	the financial statements of the target business; and

•	the regulatory environment in which the target business operates.
     The foregoing criteria are not intended to be exhaustive and any evaluation relating to the merits of a particular target business will be based, to the extent relevant, on the above factors as well as other considerations we deem relevant. In connection with our evaluation of a prospective target business, we anticipate conducting a due diligence review encompassing, among other things, meetings with incumbent management and inspection of facilities, as well as a review of financial, legal and other information.
     The time and costs required to select and evaluate a target business (including conducting a due diligence review and the provision of the services by outside consultants, advisors, attorneys, and accountants, as may be necessary) and to structure and consummate the business combination (including negotiating and documenting relevant agreements and preparing requisite documents for filing pursuant to applicable corporate and securities laws) cannot be determined at this time. The foregoing is subject to our Chief Executive Officer lending us the funds for such review. Our Chief Executive Officer intends to devote only a small portion of his time to our affairs, and, accordingly, the consummation of a business combination may require a longer time than if he devoted his full time to our affairs. However, he will devote such time as he deems reasonably necessary to carry out the business and affairs of the Company. The amount of time devoted to our business and affairs may vary significantly depending upon, among other things, whether we have identified a target business or are engaged in active negotiation of a business combination.
     We anticipate that various prospective target businesses will be brought to our attention without charge from various sources, including securities broker-dealers, investment bankers, venture capitalists, bankers and other members of the financial community, including, possibly, their executive officers and our affiliates.
     Impact of an Unfavorable Tax Treatment As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. We will evaluate the possible tax consequences of any prospective business combination and will endeavor to structure a business combination so as to achieve the most favorable tax treatment to our Company, the target business and our respective stockholders. There can be no assurance that the Internal Revenue Service or relevant state tax authorities will ultimately assent to our tax treatment of a particular consummated business combination. To the extent the Internal Revenue Service or any relevant state tax authorities ultimately prevail in recharacterizing the tax treatment of a business combination, there may be adverse tax consequences to our Company, the target business, and our respective stockholders.
Acquisition Restrictions
     We may acquire a company or business by purchasing, trading or selling the securities of such company or business. However, we do not intend to engage primarily in such activities. Until we complete an acquisition, as long as we comply with the requirements of Rule 419, we will not be regulated as an investment company. Specifically, we intend to conduct our activities after our acquisition so as to avoid being classified as an “investment company” under the Investment Company Act of 1940, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Company Act and the regulations promulgated thereunder.
     Section 3(a) of the Investment Company Act excepts from the definition of an “investment company” an entity which does not engage primarily in the business of investing, reinvesting or trading in securities, or which does not engage in the business of investing, owning, holding or trading “investment securities” (defined as “all securities other than government securities or securities of majority-owned subsidiaries”) the value of which exceed 40% of the value of its total assets (excluding government securities, cash or cash items). We intend to implement our business plan in a manner which will result in the availability of this exception from the definition of an investment company. Consequently, our acquisition of a company or business through the purchase and sale of investment securities will be limited. Although we intend to act to avoid classification as an investment company, the provisions of the Investment Company Act are extremely complex and it is possible that we may be classified as an inadvertent investment company. We intend to vigorously resist classification as an investment company, and to take advantage of any exemptions or exceptions from application of the Investment Company Act, which allows an entity a one time option during any three-year period to claim an exemption as a “transient” investment company. The necessity of asserting any such resistance, or making any claim of exemption, could be time consuming and costly, and in all likelihood prohibitive, given our limited resources.

     We will be subject to certain reporting requirements under the Exchange Act. If we are no longer required to file reports and other information with the SEC under the Exchange Act, we intend nonetheless to continue to file such reports. Pursuant to Sections 13 and 15(d) of the Exchange Act, if significant acquisitions take place, we must furnish information, including certified financial statements for the acquired company covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain certified financial statements will not be appropriate for acquisition so long as the reporting requirements of the Exchange Act apply to us.
     Various impediments to a business combination may arise, such as appraisal rights afforded the stockholders of a target business under the laws of its state of organization. This may prove to be deterrent to a particular combination.
     We will not effect a business combination with any entity in which our directors, executive officers, promoters, control persons, or their affiliates or associates, directly or indirectly, have an ownership interest.
Rule 419 Prescribed Acquisition Criteria and Reconfirmation
     This offering can be said to be a so-called “blank check” because we are a development stage company with no specific business plan or purpose other than to effect a business combination with an unidentified company. As mentioned previously, we were formed to raise capital and seek business opportunities believed to hold a potential for profit. We will primarily investigate the possible acquisition of business interests by merger, consolidation, stock for stock exchange or purchase of assets. We hope to be able to effect a tax-free exchange once a business opportunity satisfactory to management is located. However, no assurance can be given that an attractive business opportunity will become available to us on a tax-free exchange basis, or on another basis. We are under no binding commitment, arrangement, or contract to acquire any business interests or products. Because we have limited resources, unless additional financing is obtained, it is likely that our limited funds will limit our potential acquisitions to one business interest or product, and as such, it is expected that our interest(s) will not be very diversified.
     This blank check offering is subject to Rule 419 under the Securities Act. As such, among other things, the fair value of the business or assets to be acquired must represent at least 80% of the proceeds of this offering. For purposes of this blank check offering, the fair value of the business or assets to be acquired must be at least $40,000. Once an acquisition agreement meeting the above criteria has been executed, we must successfully complete a reconfirmation offering as described below.
Post-Effective Amendment
     Once an agreement governing a business combination meeting the above criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and its business, including audited financial statements, the results of this offering, and the use of the funds disbursed from the escrow account, if any. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer requires satisfaction of certain prescribed conditions before the offering proceeds and shares can be released from escrow.

Reconfirmation Offering
     The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Under Rule 419, the reconfirmation offer must include the following conditions:
1.	The prospectus contained in the post-effective amendment will be sent to each investor whose shares are held in the escrow account within five business days after the effective date of the post-effective amendment;

2.	Each investor will have no fewer than 20, and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor;

3.	If we do not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the offering proceeds (with any interest or dividends) held in the escrow account on such investor’s behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

4.	The business combination will be consummated only if a sufficient number of investors elect to reconfirm their investments;

5.	If a consummated business combination has not occurred within 18 months from the effective date of the Registration Statement, a minimum of 90% of the offering proceeds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means;

6.	Investors who receive a minimum of 90% of their pro rata portion of the offering proceeds will also receive the interest, if any. If we consummate a business combination, investors who have elected to remain investors will not receive any interest when their pro rata portion of the offering proceeds is released to us.
Release of Offering Proceeds and Shares from Escrow
     A minimum of 90% of the offering proceeds and shares held in escrow may be released to the investors on a pro-rata basis (after allowing for the release of up to 10% of the offering proceeds in accordance with Rule 419(b)(2)(vi), in the Company’s sole discretion), after the escrow agent has received a signed representation from us and any other evidence acceptable to the escrow agent that:
1.	We have executed an agreement for the combination with a business for which the fair value of the business represents at least 80% of the offering proceeds and have filed the required post-effective amendment;

2.	The post-effective amendment has been declared effective, the mandated reconfirmation offer prescribed by Rule 419 has been completed and we have satisfied all of the prescribed conditions of the reconfirmation offer;

3.	The combination with a business with a fair value of at least 80% of the offering proceeds has been consummated.

Return of Offering Proceeds
     We are offering 500,000 shares of common stock at a price of $0.10 per share. If all the shares cannot be sold, none of the shares will be sold. In which case, 100% of the funds provided by subscribers will be returned to them, without interest. If all of the shares are sold, the proceeds will be deposited in the escrow account and shall remain subject to distribution in accordance with Rule 419 (which allows the Company to receive up to 10% of the offering proceeds remaining in accordance with subsection (b)(2)(vi)). If, as a result of a material percentage of investors failing to re-confirm their investments, the corresponding amount of proceeds are returned to such investors under Rule 419, we may have less than the full $50,000 in proceeds available to us at such time to consummate a combination with a target business.
Certain Additional Securities Laws Considerations
     Under the Federal securities laws, public companies must furnish stockholders certain information about significant acquisitions, which information may require audited financial statements for an acquired company with respect to one or more fiscal years, depending upon the relative size of the acquisition. Consequently, we will only be able to effect a business combination with a prospective target business which has available audited financial statements or has financial statements which can be audited.
Employees
     We are a development stage company and currently have no employees. Our chief executive officer, Robert Seguso, serves without compensation. Following the closing of this offering Mr. Seguso is expected to continue to devote only a small portion of his time to our affairs on a part-time or as-needed basis. We expect to use outside consultants, advisors, attorneys and accountants with whom we have prior relationships, as necessary. However, any costs are subsequent to our receiving funds from Mr. Seguso. We do not anticipate hiring any full-time employees so long as we are seeking and evaluating business opportunities.
Property
     Our offices are located at 3405 54th Drive West, Suite G102, Bradenton, Florida 34210, telephone number (941) 753-7303.
Legal Proceedings
     We are not a party to any legal proceedings.

MANAGEMENT
Executive Officers and Directors
     The following table provides information concerning each officer and director of the Company. All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

	Age	Title
Robert Seguso	42	Chief Executive Officer,
		President, Chief Financial Officer, and Director
     Robert Seguso has been President, Chief Executive Officer, Chief Financial Officer, and sole director since the Company’s formation in October 2004. Mr. Seguso played professional tennis from 1982 to 1994. After his retirement he began investing in Florida real estate. As part of these investments he developed a tennis and sports complex in Boca Raton, Florida, and was a part-owner of Seguso, Bassett Tennis Academy, which became Everett, Bassett, Seguso Tennis Academy in 1995. Mr. Seguso sold his interest in this business outright in 1998. Mr. Seguso also built 40 apartments next to the sports complex and sold them in 2002. While he has never served on a board of directors, he has been involved in investing in several development stage companies. Mr. Seguso’s business experience within the past five years includes serving as an advisor to several early-stage companies, namely Nanosensors, Inc., Media Morph, and Andover Medical, Inc. Between 2000 and 2005, Mr. Seguso provided tennis coaching clinic services on a freelance basis and within the last two years formed SB Sports, Inc., a company under which he provides tennis coaching services, and handles all business and managerial aspects involved therewith. Mr. Seguso remains active as an investor in capital markets and private businesses.
     Mr. Seguso intends to devote less than 10% of his time to our affairs.
Other Blank Check Offerings
     Mr. Seguso has not served as an officer or director of any other blank check offerings.
Executive Compensation
     Since inception, we have paid no cash or non-cash executive compensation (such as stock options or awards, perquisites, or deferred compensation plans), whatsoever, to the sole officer or director. Following the closing of the offering made hereby, our officer(s) and director(s) will also continue to not receive any form of compensation (including cash or non-cash compensation) from the Company until at least such time as a business combination is attained. No officer or director is required to make any specific amount or percentage of his business time available to us.
Certain Relationships and Related Transactions
     On October 21, 2004, in connection with the formation of the Company, Robert Seguso, founder and chief executive officer, purchased 1,000,000 shares of common stock from the company for an aggregate of $1,000, or $.001 per share. On November 9, 2004, Meyers Associates, L.P. purchased 400,000 shares of common stock for an aggregate of $400, or $.001 per share. Bruce Meyers and Imtiaz Khan each purchased 200,000 shares for $200, or $.001 per share, Carling Seguso purchased 100,000 shares for $100, or $.001 per share and Robert Bates and Ken Flach each purchased 50,000 shares for $50 or $.001 per share.

     The Company has retained in writing one of its principal shareholders, Meyers Associates, L.P., to identify potential acquisition candidates, consult on financial service matters, and assist the Company in negotiating particular contracts or transactions upon the material terms of this Consulting Agreement, as set forth in “Plan of Operations” section. As elaborated upon more fully in the “Plan of Operations” section, Meyer Associates’ compensation is based on the completion of an acquisition by what is commonly referred to as a “success fee” (which is typically a percentage of the transaction value) and reimbursement of expenses, however, specific terms will be based on the nature of the target company and shall be negotiated around the time an acquisition candidate is introduced or business transaction commences.
     We are provided office space, telephone and secretarial services from our Chief Executive Officer, without charge on an oral basis. As of September 1, 2007, our Chief Executive Officer has agreed to loan the Company a total of $86,600 which remains unpaid to pay expenses of this offering or until we complete an acquisition. The loans, which are non-interest bearing, are due the earlier of 18 months from the effective date of this Registration Statement or the completion of a business combination.
Conflicts of Interest
     In order to minimize potential conflicts of interest relating to non arms-length transactions, (i) we will not combine with any target business in which our officers, directors or stockholders (pre-offering), which include those listed in the “Principal Stockholders” section, below, or their respective affiliates, serve as officers, directors or partners or own or hold an ownership interest, (ii) except as noted above, none of such persons will receive from us or the target business or its principals any finder’s fees, consulting fees or similar compensation, whether in cash, securities or otherwise, for introducing to us a target business, and (iii) our management will not negotiate or otherwise consent to the purchase of their respective common stock as a condition of or in connection with our proposed combination with a target business. There is no cap on the amount of finder’s fees that we may pay. By virtue of having signed the Registration Statement of which this prospectus is a part, our directors and officers confirm that they know of no circumstances under which, through their own initiative, this understanding will change.
     In addition, our officers and directors currently have, or may in the future have, real or potential conflicts of interest with us in connection with their allocation of business time and with respect to corporate opportunities.
PRINCIPAL STOCKHOLDERS
     The following table sets forth certain information regarding the number and percentage of common stock (being our only voting securities) beneficially owned by each officer and director, each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to own 5% or more of our common stock, and all officers and directors as a group, as of the date of this prospectus.

	Amount and	Percentage of
	Nature of	Outstanding
	Beneficial	Shares Owned
Name	Ownership (1)	Before Offering(2)	After Offering (3)
Robert Seguso(4)	1,100,000 (5)	55.0%	44.0%
3405 54th Drive West Suite G102 Bradenton, Florida 34210

Meyers Associates, L.P. (6)	400,000	20.0%	16.0%
45 Broadway, 2nd Floor New York, NY 10006

Bruce Meyers (7)	600,000	30.0%	24.0%
45 Broadway, 2nd Floor New York, NY 10006

Imtiaz Khan	200,000	10.0%	8.0%
45 Broadway, 2nd Floor New York, NY 10006

All Officers and	1,100,000	55.0%	44.0%
Directors as a Group (1 person)

(1)	Unless otherwise indicated, the Company has been advised that all individuals listed have the sole power to vote and dispose of the number of shares set forth opposite their names. For purposes of computing the number and percentage of shares beneficially owned by a principal stockholder, any shares which such person has the right to acquire within 60 days are deemed to be outstanding, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other principal stockholder.

(2)	Based on 2,000,000 shares issued and outstanding as of the date of this prospectus.

(3)	Based on 2,500,000 shares issued and outstanding after the close of this offering.

(4)	Mr. Seguso is Chief Executive Officer, President, Chief Financial Officer, and sole director of the Company.

(5)	Includes 100,000 shares owned by Mr. Seguso’s wife, Carling Seguso.

(6)	Meyers Associates, L.P. is a registered broker-dealer. Mr. Seguso maintains a brokerage account at Meyers Associates, however, has no other relationship with Meyers Associates. Meyers Associates will not facilitate the distribution of this offering. In the event, any customer of Meyers Associates purchases securities in this offering, Meyers will not be compensated.

(7)	Mr. Meyers is President of Meyers Associates, L.P. and has the power to control the vote and disposition of the 400,000 shares of the Company’s common stock owned by Meyers Associates, a registered broker-dealer which are included in the above table for both Mr. Meyers and Meyers Associates.

DESCRIPTION OF SECURITIES
General
     We have authorized 50 million shares of common stock, par value $.0001 per share and 5 million shares of preferred stock, par value $.0001 per share. There are issued and outstanding as of the date of this prospectus 2,000,000 shares of common stock (held by seven holders of record) and no shares of preferred stock. We have no plans, proposals, arrangements or understandings with respect to selling our securities after the completion of the offering and prior to the location of a target business.
Common Stock
     Each share of common stock entitles its holder to one vote, either in person or by proxy, at meetings of stockholders. Stockholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than 50% of the issued and outstanding shares of common stock can elect all of our directors. Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. Subject to the provisions of Rule 419, in the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, each share of common stock will be entitled to share ratably in any assets available for distribution to holders of our equity securities after satisfaction of all liabilities.
Dividends
     All shares of common stock are entitled to participate ratably in dividends when and as declared by our board of directors out of legally available funds. Dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception, and we presently anticipate that we will not declare dividends in the foreseeable future. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements and general business conditions and other pertinent facts.
Preferred Stock
     During 2006, the Company authorized the issuance of up to 5 million shares of preferred stock at $.0001 par value with a retroactive effect for the 2004 fiscal year. No shares of preferred stock have been issued to date. The board of directors has the authority to designate one or more series of preferred stock. Such provisions are referred to as “blank check” provisions, as they give the board of directors the flexibility, from time to time, without further stockholder approval, to create preferred stock and to determine the descriptions, preferences and limitations of each such series, including, but not limited to, (i) the number of shares, (ii) dividend rights, (iii) voting rights, (iv) conversion privileges, (v) redemption provisions, (vi) sinking fund provisions, (vii) rights upon liquidation, dissolution or winding up of the Company and (viii) other relative rights, preferences and limitations of such series.
     If any series of preferred stock authorized by the board or directors provides for dividends, such dividends, when and as declared by the board of directors out of any funds legally available therefor, may be cumulative and may have a preference over the common stock as to the payment of such dividends. On the Company’s liquidation, dissolution or winding up, the holders of serial preferred stock may be entitled to receive preferential cash distributions fixed by the board of directors when creating the particular series of preferred stock before the holders of our common stock are entitled to receive anything. Depending upon the consideration paid for preferred stock, the liquidation preference of preferred stock and other matters, the issuance of preferred stock could therefore result in a reduction in the assets available for distribution to the holders of common stock in the event of liquidation of the Company. Holders of common stock do not have any preemptive rights to acquire preferred stock or any other securities of the Company. Preferred stock authorized by the board of directors could be redeemable or convertible into shares of any other class or series of our capital stock.
     The issuance of serial preferred stock by our board of directors could adversely affect the rights of holders of our common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. The preferred stock is not designed to deter or to prevent a change in control; however, under certain circumstances, the Company could use the preferred stock to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company and thereby to protect the continuity of the Company’s management. In addition, the issuance of additional common stock or preferred stock at below market rates would dilute the value of the outstanding securities of the Company. The Company could also privately place such shares with purchasers who might favor the board of directors in opposing a hostile takeover bid, although the Company has no present intention to do so. The Company is currently not considering the issuance of preferred stock for such financing or transactional purposes and has no agreements or understandings, or any present intention to issue any series of preferred stock.
State Blue Sky Information
     We are offering these shares for sale only within the State of New York. Even after releasing the shares from the escrow account, we intend to limit resale transactions in the securities sold in this offering to those within the State of New York when an exemption from registration is available. Any eligibility of these shares for resale in the secondary trading market is based upon the registration of the securities in such states or the availability of an applicable exemption from the state’s registration requirements, subject in each case to the exercise of the broad discretion and powers of the securities commission or other administrative bodies having jurisdiction in each state and any changes in statutes and regulations which may occur after the date of this prospectus.
Transfer Agent
     We will act as our own transfer agent until the completion of a business combination.
Escrow Agent
     Our escrow agent is Hudson Valley Bank, with an address of 233 Broadway, Suite 2205, New York, NY 10279. We will promptly deposit the gross offering proceeds with the escrow agent.
PLAN OF DISTRIBUTION
     We are offering these securities on a self underwritten all-or-none basis. The minimum number of shares which can be purchased by any one investor is 5,000 in multiples of 100.
     This offering will expire on January 24, 2008, 90 days after the date of this prospectus. However, we may extend the offering for an additional 90 days at our sole discretion. These securities will be offered on our behalf by Robert Seguso who will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, in particular under subsection (a)(4)(ii) of Rule 3a4-1.

     We will pay all expenses incident to the registration of the shares covered by this prospectus. We will not pay, among other expenses, commissions and discounts of brokers, dealers or agents.
     The sale of the common stock is subject to the prospectus delivery and other requirements of the Securities Act. To the extent required, we will use our best efforts to file and distribute, during any period in which offers or sales are being made, one or more amendments or supplements to this prospectus or a new registration statement to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus, including, but not limited to, the number of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.
     Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of our securities offered by this prospectus may not simultaneously engage in market-making activities with respect to our common stock during the applicable “cooling off” period five business days prior to the commencement of this distribution.
     No officer, director or stockholder (pre-offering) intends to purchase shares in the offering. However, in the event any of these affiliates does purchase shares, in any amount up to and including all of the securities in the offering, it will be for investment purposes only and not with a view toward redistributing those shares. Please see “Certain Market Information” section below. Because this offering is being registered only in the state of New York, our chief executive officer, who is a resident of the State of Florida, will not be permitted to purchase shares in this offering unless we subsequently register this offering in Florida or there is an exemption from registration of this offering in Florida.
Escrow Account
     Pursuant to Rule 419, we are required to promptly and directly deposit into escrow the net offering proceeds, however we have the discretion to deduct of up to 10% for offering expenses as such proceeds are deposited into the escrow account, exclusive of interest or dividends which shall be reinvested into the escrow account. The deposited funds may not be released until an acquisition meeting the criteria of Rule 419 has been made and a sufficient number of investors have reconfirmed their investment in accordance with the procedures set forth in Rule 419. The shares subscribed for will be issued as soon as practicable after subscriptions have been accepted and promptly deposited into escrow in accordance with Rule 419.
CERTAIN MARKET INFORMATION
     This offering of 500,000 shares of common stock is the initial public offering of our securities. Accordingly, there has been, and there currently is, no public trading market for our common stock. A public trading market may never develop or, if one develops, may not be sustained.
     There are no outstanding options or warrants to purchase, or securities convertible into, our common stock.
     The SEC has taken the position that promoters or affiliates of a blank check company and their transferees would act as “underwriters” under the Securities Act of 1933 when reselling the securities of the blank check company that have been issued in unregistered offerings. Securities held by those persons can be resold only through a registered offering. For this reason, Rule 144 would not be available for those resale transactions. The SEC also stated that non-affiliate shareholders who obtain securities directly from a blank check issuer, rather than through promoters and affiliates, cannot use Rule 144 to resell their securities, since their resale transactions would appear to be designated to distribute or redistribute securities to the public without compliance with the registration requirements of the Securities Act. In view of the foregoing, even if a public market develops for our common stock, and we file all SEC required reports, the shares held by our existing shareholders would not be eligible for sale under the SEC’s Rule 144.
     The shares will be registered only in the State of New York and may only be resold and tradable in New York by affiliates and non-affiliates, alike, upon satisfaction of the requirements under Rule 419 allowing for the release of escrowed funds and shares within 18 months after the effective date of the registration statement, which are generally stated as follows: (i) the execution of an agreement for the acquisition of a business or assets having a value of at least 80% of the maximum offering proceeds, (ii) filing and effectiveness of a post-effective amendment that discloses the items required under Rule 419(e)(1)(i)-(iii), (iii) receipt by each purchaser a copy of the prospectus contained in the post-effective amendment, (iv) reconfirmation by a sufficient number of investors to permit the consummation of the business combination, and (v) consummation of the acquisition meeting the criteria under Rule 419. Purchasers of such securities in this offering and in any secondary trading market which may develop for shares must be residents of New York. Even after releasing the shares from the escrow account, we intend to limit resale transactions in the shares sold in this offering to those within the state of New York when an exemption from registration is available.
LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS
Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the amount of compensation received by such director during the year of the breach (or such lesser amounts as permitted under New York law) and indemnify our directors and officers to the fullest extent permitted by New York law. Consequently, our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duties as directors in amounts greater than the limitations described in the previous sentence, except with respect to the following:
•	Acts or omissions not in good faith or that were the result of active and deliberate dishonesty; or

•	Any transaction from which the director gained in fact a financial profit or other advantage to which he was not legally entitled.
Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by New York law. We believe that these certificate of incorporation and bylaw provisions are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors and officers regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

INSOFAR AS THE PROVISIONS OF OUR CERTIFICATE OF INCORPORATION OR BYLAWS PROVIDE FOR INDEMNIFICATION OF DIRECTORS OR OFFICERS FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WE HAVE BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THIS INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT OF 1933, AS AMENDED, AND IS THEREFORE UNENFORCEABLE.
ADDITIONAL INFORMATION
     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is intended to offer no securities other than the common stock. This prospectus may be used only where it is legal to offer and sell these securities. The information in this prospectus may be accurate on the date of this document only.
     We have filed with the SEC a registration statement relating to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. For further information about us or our securities please read the registration statement. Any statements contained in this prospectus with respect to any contract or other document that constitutes an exhibit to this Registration Statement shall disclose the material terms of such exhibit.
     We will file annual reports with financial statements, proxy statements and other information with the SEC. You may read and copy any document we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. Our filings will be available to the public from the SEC’s website at www.sec.gov. We will distribute to our stockholders annual reports containing audited financial statements.
LEGAL MATTERS
     The validity of the issuance and sale of the shares being offered by this prospectus will be passed upon for the Company by Phillips Nizer LLP, 666 Fifth Avenue, New York, New York 10103.
EXPERTS
     The financial statements of Seguso Holdings, Inc. for the years ended December 31, 2006 and December 31, 2005, and for the cumulative period from October 21, 2004 (Date of Inception) through December 31, 2006, appearing in this Prospectus and in the Registration Statement have been audited by Lazar Levine & Felix, LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

SEGUSO HOLDINGS, INC.
(a Development Stage Enterprise)
- INDEX TO FINANCIAL STATEMENTS -

Financial Statements:

Page
Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets as of December 31, 2006 and 2005	F-3

Statements of Operations for the Years ended December 31, 2006 and 2005 and the Cumulative period from October 21, 2004 (Date of Inception) through December 31, 2006	F-4

Statements of Changes in Stockholders’ Deficit for the Cumulative period from October 21, 2004 (Date of Inception) through December 31, 2006	F-5

Statements of Cash Flows for the Years ended December 31, 2006 and 2005, and the Cumulative period from October 21, 2004 (Date of Inception) through December 31, 2006	F-6

Notes to Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Seguso Holdings, Inc.
(a Development Stage Enterprise)
Bradenton, Florida
We have audited the accompanying balance sheets of Seguso Holdings, Inc. (a development stage enterprise) as of December 31, 2006 and 2005, and the related statements of operations, changes in stockholders’ equity and cash flows for the two years then ended and the cumulative period from October 21, 2004 (Date of Inception) through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Seguso Holdings, Inc. as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005 and for the cumulative period from October 21, 2004 (Date of Inception) through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has devoted its efforts to raising capital, has not commenced operations, has experienced net losses, and has capital deficits at all reported periods. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.
Lazar Levine & Felix LLP
New York, New York
May 11, 2007

SEGUSO HOLDINGS, INC.
(A Development Stage Enterprise)
BALANCE SHEETS

		December
	December	31,
	31, 2006	2005
-ASSETS-

CURRENT ASSETS:
Cash and cash equivalents	$1,665	$1,872

Total Current Assets	1,665	1,872

Total Assets	$1,665	$1,872

-LIABILITIES AND STOCKHOLDER’S DEFICIT-

CURRENT LIABILITIES:
Accrued expenses	$19,937	$13,195
Due to shareholder	6,100	100

Total Current Liabilities	26,037	13,295

Total Liabilities	26,037	13,295

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 50,000,000 shares authorized; 2,000,000 shares issued and outstanding	200	200
Additional paid-in capital	1,800	1,800
Deficit accumulated during the development stage	(26,372)	(13,423)

Total stockholders’ deficit	(24,372)	(11,423)

Total Liabilities and Stockholders’ Deficit	$1,665	$1,872

See accompanying notes to financial statements

SEGUSO HOLDINGS, INC.
(A Development Stage Enterprise)
STATEMENTS OF OPERATIONS

			Cumulative
			Period from
			October 21,
			2004
			(Date of
			Inception)
	Year Ended	Year Ended	through
	December	December 31,	December
	31, 2006	2005	31, 2006
Revenues	$—	$—	$—

Operating Expenses
General and administrative	12,949	4,192	26,372

Net Loss	$(12,949)	$(4,192)	$(26,372)

Net Loss Per Share — Basic and Diluted	$(0.006)	$(0.002)	$(0.013)

Weighted Average Number of Common Shares Outstanding — Basic and Diluted	2,000,000	2,000,000	2,000,000

See accompanying notes to financial statements

SEGUSO HOLDINGS, INC.
(A Development Stage Enterprise)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

				Deficit
	Common Stock			Accumulated
	Number		Additional	During the
	of		Paid-In	Development
	Shares	Amount	Capital	Stage	Total
Balance at October 21, 2004 (Date of Inception)	—	$—	$—	$—	$—
Common stock issued	2,000,000	2,000	—	—	2,000
Decrease in common stock par value from $0.001 to $0.0001	—	(1,800)	1,800	—	—

Net Loss	—	—	—	(9,231)	(9,231)

Balance at December 31, 2004	2,000,000	200	1,800	(9,231)	(7,231)

Net Loss	—	—	—	(4,192)	(4,192)

Balance at December 31, 2005	2,000,000	200	1,800	(13,423)	(11,423)

Net Loss	—	—	—	(12,949)	(12,949)

Balance at December 31, 2006	2,000,000	$200	$1,800	$(26,372)	$(24,372)

See accompanying notes to financial statements

SEGUSO HOLDINGS, INC.
(A Development Stage Enterprise)
STATEMENTS OF CASH FLOWS

			Cumulative
			Period from
			October 21,
			2004 (Date of
			Inception)
	Year Ended	Year Ended	through
	December 31, 2006	December 31, 2005	December 31, 2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(12,949)	$(4,192)	$(26,372)
Adjustments to reconcile net loss used in operating activities:
Changes in operating assets and liabilities:
Accrued expenses	6,742	4,000	19,937

Net cash (used in) operating activities	(6,207)	(192)	(6,435)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from shareholder	6,000	—	6,100
Proceeds from sale of common stock	—	—	2,000

Net cash provided by financing activities	6,000	—	8,100

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(207)	(192)	1,665

CASH, AT BEGINNING OF PERIOD/YEAR	1,872	2,064	—

CASH, AT END OF PERIOD/YEAR	$1,665	$1,872	$1,665

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for:

Interest	$—	$—	$—

Income Taxes	$—	$—	$—

See accompanying notes to financial statements

SEGUSO HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS
Seguso Holdings, Inc. (the “Company”) was incorporated in the state of New York on October 21, 2004. The Company was formed to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition, or other similar business combination with an as yet unidentified operating business.
As of December 31, 2006, the Company has neither engaged in any operations nor generated any revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage enterprises. The Company had a working capital deficit of $24,372, and $11,423 as of December 31, 2006 and 2005, respectively. In order to obtain financing, the Company is attempting to raise additional capital through an initial public offering. However, there is no assurance that the Company will be successful in that effort. If the Company is not successful in its efforts to raise capital through an initial public offering, all offering costs will be expensed. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to obtain additional financing, commence principal operations, and ultimately attain profitability. No adjustments have been made to the carrying amount of assets or the recorded amount of liabilities as a result of this uncertainty.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Income Taxes
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due and deferred taxes. Deferred taxes represent income taxes on income and expenses included in the financial statements, which will not be reported as taxable income or expenses until future periods. Deferred tax liability amounts are recognized for the future liabilities attributable to differences between the financial statement’s carrying amount and the carrying amount for tax purposes. Deferred tax liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the differences are expected to be recovered or settled. Differences between tax and financial reporting result from the Company’s use of different methods of recording depreciation for federal and state income taxes for tax purposes. To date, the Company has had losses in all periods presented and accordingly, no taxes have been provided for. Any deferred tax assets arising from such losses have been offset by a valuation allowance.

SEGUSO HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Fair Value of Financial Instruments
Financial instruments, including cash and accrued expenses and due to shareholder are carried at amounts, which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest, which are consistent with market rates.
Loss Per Common Share
The Company complies with Statement of Financial Accounting Standards (“SFAS 128”), “Earnings Per Share”. SFAS 128 requires presentation of basic and diluted earnings per share. Basic earnings (loss) per share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share includes the dilutive effect, if any, from the potential exercise of stock options and other common stock equivalents using the treasury stock method. At December 31, 2006 and December 31, 2005, the Company had no dilutive common equivalent shares.
Cash and Cash Equivalents
Cash and cash equivalents include all cash balances on hand and short-term, highly liquid investments with original maturities of three months or less.
Recent Accounting Pronouncements Affecting the Company
In September 2006, the Financial Accounting Standard Board issued Statement of Financial Accounting Standard No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 provides enhanced guidance for using fair value to measure assets and liabilities. The standard applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances.
This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year.

SEGUSO HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Recent Accounting Pronouncements Affecting the Company (Continued)
In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB 108 was issued in order to eliminate the diversity of practice surrounding how public companies quantify financial statement misstatements.
Traditionally, there have been two widely-recognized methods for quantifying the effects of financial statement misstatements: the “roll-over” method and the “iron curtain” method. The roll-over method focuses primarily on the impact of a misstatement on the income statement — including the reversing effect of prior year misstatements — but its use can lead to the accumulation of misstatements in the balance sheet. The iron-curtain method, on the other hand, focuses primarily on the effect of correcting the period-end balance sheet with less emphasis on the reversing effects of prior year errors on the income statement.
In SAB 108, the SEC staff established an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of the company’s financial statements and the related financial statement disclosures. This model is commonly referred to as a “dual approach” because it requires quantification of errors under both the iron curtain and the roll-over methods. SAB 108 permits existing public companies to initially apply its provisions either by (i) restating prior financial statements as if the “dual approach” had always been used or (ii) recording the cumulative effect of initially applying the “dual approach” as adjustments to the carrying values of assets and liabilities as of January 1, 2006 with an offsetting adjustment recorded to the opening balance of retained earnings.
NOTE 3 — COMMON AND PREFERRED STOCK:
In October and November 2004, several individuals (including the Company’s President) purchased 2 million shares of common stock at $0.001 per share for an aggregate amount of $2,000.
Each share of common stock entitles its holder to one vote, either in person or by proxy, at meetings of stockholders. Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption provisions, or sinking fund provisions.

SEGUSO HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
NOTE 3 — COMMON AND PREFERRED STOCK (Continued):
During 2006, the Company authorized the reduction of their common stock par value from $0.001 to $0.0001 with retroactive effect for the 2004 fiscal year; and, increasing the Company’s authorized shares of common stock from 5 million to 50 million.
During 2006, the Company authorized the issuance of up to 5 million shares of Preferred Stock at $0.0001 par value with a retroactive effect for the 2004 fiscal year. These shares have dividend and liquidation payout preferences over holders of common stock. No preferred shares have been issued to date.
NOTE 4 — RELATED PARTY TRANSACTIONS:
The Company has retained in writing one of its principal shareholders, Meyers Associates, L.P., to identify potential acquisition candidates, consult on financial service matters, and assist the Company in negotiating particular contracts or transactions.
Meyer Associates LP’s compensation is based on the completion of an acquisition. Specific terms will be based on the nature of the target company. The President of Meyers Associates, LP has control of 30% of the Company’s common stock outstanding.
The Company is provided office space, telephone and certain administrative services from the President of the Company, on an as needed basis without charge.
From time to time the President of the Company may make non-interest bearing advances to the Company. These advances are payable on demand and are reflected as a current liability on the balance sheet. As of December 31, 2006, there was $6,100 due to this officer/shareholder.

SEGUSO HOLDINGS, INC.
(a Development Stage Enterprise)
- INDEX TO INTERIM FINANCIAL STATEMENTS -
Interim Financial Statements:

Page
Balance Sheet as of August 31, 2007 (Unaudited)	F-12

Statements of Operations for the Eight Months Ended August 31, 2007 and 2006, and the Cumulative Period from October 21, 2004 (Inception) through August 31, 2007 (Unaudited)	F-13

Statement of Changes in Stockholders’ Deficit for the Cumulative Period from October 21, 2004 (Date of Inception) through August 31, 2007 (Unaudited)	F-14

Statements of Cash Flows for the Eight Months Ended August 31, 2007 and 2006, and the Cumulative Period from October 21, 2004 (Date of Inception) through August 31, 2007 (Unaudited)	F-15

Notes to Interim (Unaudited) Financial Statements	F-16

SEGUSO HOLDINGS, INC.
(A Development Stage Enterprise)
BALANCE SHEET
AUGUST 31, 2007
(UNAUDITED)

Aug. 31, 2007
-ASSETS-

CURRENT ASSETS:
Cash and cash equivalents	$1,045

Total Current Assets	1,045

Total Assets	$1,045

-LIABILITIES AND STOCKHOLDER’S DEFICIT-

CURRENT LIABILITIES:
Accrued expenses	$73,711
Due to stockholder	12,600

Total Current Liabilities	86,311

Total Liabilities	86,311

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value; 5,000,000 shares authorized, no shares issued and outstanding

Common stock, $0.0001 par value; 50,000,000 shares authorized; 2,000,000 shares issued and outstanding	200

Additional paid-in capital	1,800

Deficit accumulated during the development stage	(87,266)

Total stockholders’ deficit	(85,266)

Total Liabilities and Stockholders’ Deficit	$1,045

See accompanying notes to interim financial statements

SEGUSO HOLDINGS, INC.
(A Development Stage Enterprise)
STATEMENTS OF OPERATIONS
(UNAUDITED)

			Cumulative Period
			from October 21,
			2004
	Eight Months	Eight Months	(Date of Inception)
	Ended August	Ended August 31,	through
	31, 2007	2006	August 31, 2007
Revenues	$—	$—	$—

Operating Expenses
General and administrative	60,894	$3,406	87,266

Net Loss	$(60,894)	$(3,406)	$(87,266)

Net Loss Per Share — Basic and Diluted	$(0.030)	$(0.002)	$(0.044)

Weighted Average Number of Common Shares Outstanding — Basic and Diluted	2,000,000	$2,000,000	2,000,000

See accompanying notes to interim financial statements

SEGUSO HOLDINGS, INC.
(A Development Stage Enterprise)
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
(UNAUDITED)

				Deficit
	Common Stock			Accumulated
	Number		Additional	During the
	of		Paid-In	Development
	Shares	Amount	Capital	Stage	Total
Balance at October 21, 2004
(Date of Inception)	—	$—	$—	$—	$—
Common stock issued	2,000,000	2,000	—	—	2,000
Decrease in common stock par value from $0.001 to $0.0001	—	(1,800)	1,800	—	—

Net Loss	—	—	—	(9,231)	(9,231)

Balance at December 31, 2004	2,000,000	200	1,800	(9,231)	(7,231)

Net Loss	—	—	—	(4,192)	(4,192)

Balance at December 31, 2005	2,000,000	200	1,800	(13,423)	(11,423)

Net Loss	—	—	—	(12,949)	(12,949)

Balance at December 31, 2006	2,000,000	200	1,800	(26,372)	(24,372)

Net Loss	—	—	—	(60,894)	(60,894)

Balance at August 31, 2007	2,000,000	$200	$1,800	$(87,266)	$(85,266)

See accompanying notes to interim financial statements

SEGUSO HOLDINGS, INC.
(A Development Stage Enterprise)
STATEMENTS OF CASH FLOWS
(UNAUDITED)

			Cumulative Period
			from October 21,
		Eight Months	2004 (Inception)
	Eight Months Ended	Ended August	through
	August 31, 2007	31, 2006	August 31, 2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(60,894)	$(3,406)	$(87,266)

Adjustments to reconcile net loss used in operating activities:
Changes in operating assets and liabilities:
Accrued expenses	53,774	3,342	73,711

Net cash (used in) operating activities	(7,120)	(64)	(13,555)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from stockholder	6,500	—	12,600
Proceeds from sale of common stock	—	—	2,000

Net cash provided by financing activities	6,500	—	14,600

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(620)	(64)	1,045

CASH — BEGINNING OF PERIOD	1,665	1,872	—

CASH — END OF PERIOD	$1,045	$1,808	$1,045

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for:
Interest	$—	$—	$—

Income Taxes	$—	$—	$—

See accompanying notes to interim financial statements

SEGUSO HOLDINGS, INC.
(A Development Stage Enterprise)
NOTES TO INTERIM (UNAUDITED) FINANCIAL STATEMENTS
AUGUST 31, 2007
NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS
Seguso Holdings, Inc. (the “Company”) was incorporated in the state of New York on October 21, 2004. The Company was formed to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition, or other similar business combination with an as yet unidentified operating business. The Company’s fiscal year end is December 31.
As of August 31, 2007, the Company has neither engaged in any operations nor generated any revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage enterprises. At August 31, 2007, the Company has a working capital deficit of $85,266. In order to obtain financing, the Company is attempting to raise additional capital through an initial public offering. However, there is no assurance that the Company will be successful in that effort. If the Company is not successful in its efforts to raise capital through an initial public offering, all offering costs will be expensed. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to obtain additional financing, commence principal operations, and ultimately attain profitability. No adjustments have been made to the carrying amount of assets or the recorded amount of liabilities as a result of this uncertainty.
NOTE 2 — BASIS OF PRESENTATION
The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles in the United States of America for full year financial statements. In the opinion of management, all adjustments considered necessary to make the financial statements not misleading have been included and are of a normal, recurring nature. Operating results for the eight-month period ended August 31, 2007 are not necessarily indicative of the results that may be expected for the full year. These financial statements should be read in conjunction with the financial statements and the accompanying notes that are included in the Company’s audited financial statements for the two years ended December 31, 2006 and 2005 that are included in Amendment No. 5 to Form SB-2.
NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Income Taxes
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due and deferred taxes. Deferred taxes represent income taxes on income and expense included in the financial statements, which will not be reported as taxable income or expense until future periods. Deferred tax liability amounts are recognized for the future liabilities attributable to differences between the financial statements’ carrying amount.

SEGUSO HOLDINGS, INC.
(A Development Stage Enterprise)
NOTES TO INTERIM (UNAUDITED) FINANCIAL STATEMENTS
AUGUST 31, 2007
NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)
Income Taxes (Continued)
and the carrying amount for tax purposes. Deferred tax liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the differences are expected to be recovered or settled. Differences between tax and financial reporting result from the Company’s use of different methods of recording depreciation for federal and state income taxes for tax purposes.
Use of Estimates
The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Fair Value of Financial Instruments
Financial instruments, including cash and accrued expenses and other liabilities are carried at amounts, which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest, which are consistent with market rates.
Loss Per Common Share
The Company complies with Statement of Financial Accounting Standards (“SFAS 128”), “Earnings Per Share”. SFAS 128 requires presentation of basic earnings per share. Basic earnings (loss) per share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share includes the dilutive effect, if any, from the potential exercise of stock options using the treasury stock method. At August 31, 2007 and for all of the periods before, the Company had no dilutive common equivalent shares.
Cash and Cash Equivalents
Cash and cash equivalents include one checking account.

SEGUSO HOLDINGS, INC.
(A Development Stage Enterprise)
NOTES TO INTERIM (UNAUDITED) FINANCIAL STATEMENTS
AUGUST 31, 2007
NOTE 4 — COMMON STOCK
In October and November 2004, several individuals (including the Company’s President) purchased 2 million shares of common stock at $0.001 per share for an aggregate amount of $2,000.
Each share of common stock entitles its holder to one vote, either in person or by proxy, at meetings of stockholders. Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption provisions, or sinking fund provisions.
NOTE 5 — RELATED PARTY TRANSACTIONS
As of August 31, 2007, the sole stockholder has advanced the Company a total of $12,600 to cover the expenses of the Company’s Initial Public Offering (the “Offering”) due the earlier of 18 months from the effective date of the Company’s Registration Statement, or until the Company completes a business combination. If at the time of any business combination, the amount due to the stockholder exceeds the proceeds of this Offering, the excess amount will be returned to the stockholder as a condition of the business combination.
NOTE 6 — SUBSEQUENT EVENT
Pursuant to a letter agreement dated September 1, 2007, the Company’s President has agreed to lend the Company $74,000 to cover accrued expenses. The note is non-interest bearing and is due the earlier of 18 months from the effective date of the Company’s Registration Statement or until the Company completes a business combination. If at the time of any business combination, the amount due to the stockholder exceeds the proceeds of this Offering, the excess amount will be returned to the stockholder as a condition of the business combination.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date
500,000 Shares of Common Stock
SEGUSO HOLDINGS, INC.
October 26, 2007
Through and including January 24, 2008 (90 days from the date funds and securities are released from escrow), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.